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              CYTOGEN REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

       Double-digit year-over-year sales growth for both QUADRAMET(R) and PROSTASCINT(R) drives record quarterly product revenue.

PRINCETON, N.J., (MAY 8, 2006) -- Cytogen Corporation (NASDAQ: CYTO) today reported its consolidated financial results for the first quarter ended March 31, 2006.

FIRST QUARTER FINANCIAL HIGHLIGHTS
----------------------------------

     o Total product revenues for the first quarter of 2006 were a record $4.4 million compared to $4.0 million in the same period in 2005 and $4.2 million in the fourth quarter of 2005, representing 12% revenue growth year-over-year and 5% sequential growth from the fourth quarter of 2005.

     o Gross margin for the first quarter of 2006 improved to 46% compared to 39% for the same period in 2005.

     o Cytogen reported a net loss of $7.7 million, or $0.34 per basic and diluted share in the first quarter of 2006, compared to $6.6 million, or $0.43 per basic and diluted share, for the same period in 2005. The increase in net loss is primarily driven by a $1.2 million expense related to the production of clinical materials to support upcoming studies of CYT-500 (a therapeutic radiolabeled anti-PSMA monoclonal antibody being developed by Cytogen), a first quarter charge of $631,000 related to the increase in the fair value of the warrant liability, and the recognition of $462,000 of share-based compensation expenses for the first quarter of 2006 for options and restricted shares granted to employees, following the adoption of Statement of Financial Accounting Standards No. 123(R). These costs were partially offset by lower selling, general, and administrative expenses.

"We have entered 2006 with continuing success in all areas of our business," stated Michael D. Becker, president and chief executive officer. "From a commercial perspective, we continue to develop the infrastructure and product pipeline that we believe is necessary to build a long-term, sustainable business. We are encouraged by QUADRAMET(R) and PROSTASCINT(R) sales trends and look forward to the introduction of SOLTAMOX(TM), which is expected during the third quarter of this year. Our investment in R&D is on track and reflects our commitment to the expansion of our product pipeline. In this regard, ongoing studies to demonstrate the therapeutic potential of QUADRAMET in combination with various synergistic agents are all proceeding on schedule. Further, with our therapeutic CYT-500 clinical program targeting prostate-specific membrane antigen (PSMA) and numerous PROSTASCINT studies, Cytogen remains a pioneer in PSMA-related research and development."

PRODUCT REVENUE
---------------

QUADRAMET

QUADRAMET is Cytogen's flagship product for the relief of pain due to metastatic bone disease arising from prostate, breast, multiple myeloma and other types of cancer. Sales of QUADRAMET were a record $2.3 million for the quarter ended March 31, 2006 compared to $2.1 million for the same period in 2005, representing 10% revenue growth year-over-year.

PROSTASCINT

Sales of PROSTASCINT kits, the first and only commercial monoclonal antibody-based agent that targets PSMA to image the extent and spread of prostate cancer, were $2.2 million for the quarter ended March 31, 2006 compared to $1.9 million in the same period of 2005, representing 15% revenue growth year-over-year.

COSTS AND EXPENSES
------------------

Total operating expenses for the quarter ended March 31, 2006 were $11.8 million compared to $10.7 million for the same period in 2005.

COST OF PRODUCT REVENUE

Cost of product revenue for each of the quarters ended March 31, 2006 and 2005 were $2.4 million and primarily reflect QUADRAMET and PROSTASCINT manufacturing costs, sales-based royalties paid by Cytogen, and the amortization of the up-front payment to Berlex in 2003 to reacquire the marketing rights to QUADRAMET.

SG&A EXPENSES

Selling, general and administrative expenses for the quarter ended March 31, 2006 were $6.2 million compared to $7.0 million for the same period in 2005.

R&D SPENDING

Research and development expenses for the quarter ended March 31, 2006 were $3.0 million compared to $739,000 for the same period in 2005. The increase in research and development expenses is primarily driven by new clinical development initiatives for both QUADRAMET and PROSTASCINT, and preclinical development expenses associated with CYT-500. Total preclinical expenses related to CYT-500 of $1.6 million include $1.2 million related to the production of clinical materials to support upcoming studies of CYT-500.

"Our Phase I dose-finding VELSAM trial for QUADRAMET in combination with bortezomib is ahead of schedule, and we expect this trial to conclude by mid-2006 with preliminary results available at the upcoming American Society of Clinical Oncology (ASCO) meeting," said William Goeckeler, Ph.D., senior vice president of operations at Cytogen. "We are also looking forward to important presentations at two upcoming major medical meetings demonstrating an improvement in treatment outcomes from long-term follow-up studies of prostate cancer patients using PROSTASCINT fusion imaging."

EQUITY IN LOSS OF JOINT VENTURE

Joint venture expenses reflect costs associated with the PSMA Development Company LLC (PDC), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting PSMA. Cytogen's share of the equity in the loss of PDC for the first quarter ended March 31, 2006 was $133,000 compared to $498,000 for the same period in 2005.

INCREASE IN VALUE OF WARRANT LIABILITY

Cytogen's net loss for the first quarter ended March 31, 2006 was negatively impacted due to the recognition of an increase in the value of warrant liability related to warrants issued by Cytogen in July and August of 2005.

During the third quarter of 2005, Cytogen recorded the warrants as a liability at their fair value using a Black-Scholes option-pricing model and will remeasure them at each reporting period until exercised or expired. Changes in the fair value of the warrants are reported in the statements of operations as non-operating income or expense. For the first quarter ended March 31, 2006, Cytogen recorded a charge of $631,000 related to the increase in the fair value of these warrants from the previous reporting period of December 31, 2005.

INVENTORIES

Inventories as of March 31, 2006 were $2.1 million compared to $3.6 million as of December 31, 2005. The decrease in inventories is due primarily to the use of certain raw materials for the manufacturing of clinical materials for the CYT-500 therapeutic development program.

CASH POSITION
-------------

Cytogen's cash and cash equivalents as of March 31, 2006 was $26.1 million compared to $30.3 million as of December 31, 2005.

RECENT DEVELOPMENTS
-------------------

o On February 27, 2006, Cytogen announced that positive findings from several clinical studies of QUADRAMET in prostate cancer patients with metastatic bone disease were presented at the ASCO Prostate Cancer Symposium. Four abstracts described the clinical use of QUADRAMET both alone and with chemotherapy.

o On April 4, 2006, Cytogen announced that data from a preclinical study with QUADRAMET was presented at the 97th Annual Meeting of the American
     Association for Cancer Research (AACR) demonstrating that exposure to ionizing radiation from QUADRAMET increases the expression of surface molecules on cancer cells, potentially improving the ability of the body's immune system to recognize and kill tumor cells.

o On April 5, 2006, Cytogen announced that data from a preclinical study with QUADRAMET was presented at the 97th Annual Meeting of the AACR suggesting that a novel method of administration of the product may increase local targeted exposure to the osteosarcoma tumor in a single limb and minimize systemic exposure to radioactivity.

o On April 6, 2006, Cytogen announced the submission of an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for CYT-500, the company's lead therapeutic candidate targeting PSMA. Cytogen today separately announced that the FDA cleared the IND for CYT-500, which became effective 30 days after the company's initial submission to the FDA.

o On April 24, 2006, Cytogen announced the sale of its 50% ownership interest in PDC to Progenics Pharmaceuticals, Inc. for an up-front cash payment of $13.2 million, potential future milestone payments totaling up to $52.0 million payable upon regulatory approval and commercialization of PDC products, and royalties on future PDC product sales. Under the terms of the sale agreement, Cytogen will no longer be responsible for funding PDC.

o On April 24, 2006, Cytogen and Savient Pharmaceuticals, Inc. finalized an exclusive distribution agreement for SOLTAMOX (tamoxifen citrate), a cytostatic estrogen receptor antagonist and the first oral liquid hormonal therapy approved in the U.S. SOLTAMOX is indicated for the treatment of breast cancer in adjuvant and metastatic settings and to reduce the risk of breast cancer in women with ductal carcinoma in situ (DCIS) or with high risk of breast cancer. Cytogen paid an up-front licensing fee of $2.0 million to Savient and may also pay additional contingent sales-based milestone payments totaling up to $4.0 million to Savient and its wholly owned subsidiary, Rosemont Pharmaceuticals Ltd. Savient and Rosemont will also receive royalties on net sales of SOLTAMOX. Additionally, Cytogen entered into a supply agreement with Rosemont for the manufacture and supply of SOLTAMOX. Cytogen expects to launch SOLTAMOX during the third quarter of 2006.

o Cytogen today separately announced that it has entered into a royalty buyout agreement with Berlex, Inc. for QUADRAMET. Under the terms of the agreement, Cytogen will no longer pay Berlex a royalty on QUADRAMET sales in exchange for a one-time cash payment of $6 million and the issuance of 623,441 shares of Cytogen common stock at a price of $3.21 per share to Berlex. The closing of the transaction is expected within 90 days, subject to certain closing conditions. As additional consideration, Cytogen will also pay Berlex one-time, sales-based milestone payments of $3,340,000 and $5,010,000 the first time net sales of QUADRAMET in the U.S. territory reach $20 million and $30 million, respectively, in any 12-month period. The two sales-based milestone payments will be made in four equal quarterly installments.

UPCOMING EVENTS
---------------

o The following PROSTASCINT abstract will be presented at the American Urological Association (AUA) annual meeting in May and is currently available on the AUA website at http://www.auanet.org, which is not part of this press release:
          o "SPECT/CT Capromab Pendetide Independently Predicts bDFS in Long Term Outcome Study" will be presented on Wednesday, May 24 from 1:00 p.m. to 3:00 p.m. during a Podium Session on Prostate
               Cancer:  Staging (II) (Abstract # 1649).
o The Scientific Program Committee of the ASCO has selected the following QUADRAMET abstract for presentation at its 2006 ASCO Annual Meeting in
     June:
          o "Phase I study of bortezomib and 153Sm-lexidronam combination for refractory and relapsed multiple myeloma" will be presented in the Lymphoma and Plasma Cell Disorders General Poster Session.
o The following PROSTASCINT abstracts will be presented at the 27th American Brachytherapy Society Annual Meeting held May 10-12, 2006 in Philadelphia,
     PA:
          o "The Significant Impact of PROSTASCINT Imaging on Prostate Brachytherapy Patient Management"
          o "The Impact of Capromab Pendetide (PROSTASCINT) for Treatment Planning Versus Standard Planning Techniques for Biochemical Disease Free Survival at 6 Years Follow-up in a University VS. Community Setting"


CONFERENCE CALL & WEBCAST INFORMATION
-------------------------------------

Cytogen will broadcast its quarterly investor conference call live over the Internet today, May 8, 2006 at 4:15 p.m. Eastern Standard Time. The dial-in number for the U.S. is 1-800-659-2037 and the pass code number is 83643211. The dial-in number for international callers is 1-617-614-2713 and the pass code number is 83643211. This event can also be accessed by going to Cytogen's Web site, www.cytogen.com, and clicking on the "Investor Relations" link. A link to the webcast is under the Calendar of Events header. The event will be archived and available for replay starting approximately one hour after the call and continuing for 7 days thereafter. The replay dial-in number for the U.S. is 888-286-8010 and the dial-in number for international callers is 617-801-6888. The replay pass code number is 19936426.

NOTE:
-----

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

SOLTAMOX is indicated for the treatment of breast cancer in adjuvant and metastatic settings and to reduce the risk of breast cancer in women with DCIS or with high risk of breast cancer. Use of SOLTAMOX in risk reduction setting (women at high risk for cancer and women with DCIS) has been shown to cause cancer of the uterus, as well as stroke, and blood clots. The benefits of SOLTAMOX outweigh its risks in women already diagnosed with breast cancer.
SOLTAMOX should not be used in women who require concomitant use of coumarin-type anticoagulant, or in women with history of deep vein thrombosis or pulmonary embolus. Women who are pregnant or plan to become pregnant should not take SOLTAMOX. Cataracts and resultant cataract surgery can also occur more frequently with SOLTAMOX. The most frequently reported adverse reactions with SOLTAMOX were hot flashes and vaginal discharge.

A copy of the full prescribing information for QUADRAMET, PROSTASCINT, and SOLTAMOX may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at www.cytogen.com, which is not part of this press release.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company dedicated to improving the lives of patients with cancer by acquiring, developing and commercializing innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and SOLTAMOX(TM) (tamoxifen citrate) in the United States. Cytogen's development pipeline consists of CYT-500, a therapeutic radiolabeled antibody targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.



This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                                       ###

                       CYTOGEN CORPORATION & SUBSIDIARIES
                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                 -------------------------------
                                                     2006               2005
                                                 -----------        ------------
Product Revenue:
   QUADRAMET                                     $     2,256         $   2,054
   PROSTASCINT                                         2,184             1,899
                                                 -----------         ---------
       Total Product Revenue                           4,440             3,953


License and Contract Revenue                               2                41
                                                 -----------         ---------
       Total Revenues                                  4,442             3,994
                                                 -----------         ---------

Operating Expenses:
   Cost of Product Revenue                             2,416             2,427
   Selling, General and Administrative                 6,237             7,024
   Research and Development                            2,982               739
   Equity in Loss of Joint Venture                       133               498
                                                 -----------         ---------
       Total Operating Expenses                       11,768            10,688
                                                 -----------         ---------

Interest Income, Net                                     291               101
Increase in Value of Warrant Liability*                 (631)                -
                                                 -----------         ---------
Net Loss                                         $    (7,666)        $  (6,593)
                                                 ===========         =========

Basic and Diluted Net Loss Per Share             $     (0.34)        $   (0.43)
                                                 ===========         =========

Weighted Average Common Shares Outstanding            22,474            15,513
                                                 ===========         =========

*Reflects a mark-to-market increase of $631 for the three months ended March 31, 2006 in the value of the warrant liability related to warrants issued in July and August 2005.


                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                         MARCH 31,     DECEMBER 31,
                                                                           2006            2005
                                                                     --------------   -------------
Assets:
      Cash, Cash Equivalents and Short-Term Investments               $     26,112      $   30,337
      Accounts Receivable, Net                                               1,944           1,743
      Inventories                                                            2,089           3,582
      Property and Equipment, Net                                              916             886
      QUADRAMET License Fee, Net                                             6,153           6,327
      Other Assets                                                           1,622           1,915
                                                                       -----------      ----------
            Total Assets                                               $    38,836      $   44,790
                                                                       ===========      ==========

Liabilities and Stockholders' Equity:
      Accounts Payable and Accrued Liabilities                         $     5,716      $    5,271
      Other Current Liabilities                                                 52              26
      Warrant Liability                                                      2,500           1,869
      Other Long-Term Liabilities                                               98              46
      Stockholders' Equity                                                  30,470          37,578
                                                                       -----------      ----------
            Total Liabilities and Stockholders' Equity                 $    38,836      $   44,790
                                                                       ===========      ==========